Exhibit 99.1

Fourth Quarter 2013 Results Announced by Anworth

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 11, 2014--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported core earnings available to common stockholders of $9.7 million, or $0.07 per diluted share, for the fourth quarter ended December 31, 2013. Core earnings consisted of $11.1 million of net income less $1.4 million of dividends paid to our preferred stockholders. This compares to core earnings of $16.6 million, or $0.12 per diluted share, for the third quarter ended September 30, 2013.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended December 31, 2013, there were no impairment losses on MBS.

On December 13, 2013, we declared a quarterly common stock dividend of $0.08 per share, which was paid on January 29, 2014 to holders of our common stock as of the close of business on December 23, 2013.

At December 31, 2013, our book value was $5.98 per share, versus $5.89 per share at September 30, 2013.

Our investments consist of Agency MBS. At December 31, 2013 and September 30, 2013, our total assets, the fair value of our Agency MBS portfolio and its allocation were approximately as follows:

	December 31,	September 30,
	2013	2013
	(dollar amounts in thousands)

Total assets	$8,619,491	$8,828,786
Fair value of Agency MBS	$8,556,446	$8,766,250
Adjustable-rate Agency MBS (less than 1 year reset)	19%	18%
Adjustable-rate Agency MBS (1-2 year reset)	9%	7%
Adjustable-rate Agency MBS (2-3 year reset)	15%	16%
Adjustable-rate Agency MBS (3-4 year reset)	10%	14%
Adjustable-rate Agency MBS (4-5 year reset)	3%	2%
Adjustable-rate Agency MBS (5-7 year reset)	15%	15%
Adjustable-rate Agency MBS (>7 year reset)	8%	8%
15-year fixed-rate Agency MBS	20%	19%
30-year fixed-rate Agency MBS	1%	1%
	100%	100%

	December 31,	September 30,
	2013	2013
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.52%	2.52%
Hybrid adjustable-rate Agency MBS	2.62	2.66
15-year fixed-rate Agency MBS	2.66	2.64
30-year fixed-rate Agency MBS	5.71	5.74
CMOs	0.97	0.99
Total Agency MBS:	2.65%	2.67%
Average Amortized Cost:
Adjustable-rate and hybrid adjustable-rate Agency MBS	103.21%	103.25%
15-year fixed-rate Agency MBS	103.39	103.47
30-year fixed-rate Agency MBS	101.31	101.28
Total Agency MBS:	103.23%	103.26%
Current yield (weighted average coupon divided by average amortized cost)	2.57%	2.59%
Unamortized premium	$268.1 million	$274.8 million
Unamortized premium as a percentage of par value	3.23%	3.26%
Premium amortization expense on Agency MBS	$11.6 million	$15.5 million

	December 31,	September 30,
	2013	2013

Constant prepayment rate (CPR) of Agency MBS and Non-Agency MBS	15%	23%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	17%	22%
Weighted average term to next interest rate reset on Agency MBS and Non-Agency MBS	42 months	42 months

	December 31,	September 30,
	2013	2013
Repurchase Agreements:
Outstanding repurchase agreement balance	$7.58 billion	$7.575 billion
Average interest rate	0.39%	0.37%
Average maturity	38 days	38 days
Average interest rate after adjusting for interest rate swap transactions	1.5%	1.44%
Average maturity after adjusting for interest rate swap transactions	1,010 days	1,024 days
Fair value of Agency MBS pledged to counterparties	$8.06 billion	$8.12 billion
Interest Rate Swap Agreements:
Notional amount	$5.375 billion	$5.185 billion
Percentage of outstanding repurchase agreement balance	71%	68%

At December 31, 2013 and September 30, 2013, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	December 31,			September 30,
	2013			2013
		Weighted			Weighted
		Average	Remaining		Average	Remaining
	Notional	Interest	Term in	Notional	Interest	Term in
	Amount	Rate	Months	Amount	Rate	Months

Less than 12 months	$410,000	2.07%	4	$325,000	2.31%	5
1 year to 2 years	680,000	2.07	18	510,000	2.17	18
2 years to 3 years	1,145,000	1.82	29	1,350,000	1.79	30
3 years to 5 years	1,715,000	1.18	48	1,645,000	1.17	50
5 years to 7 years	925,000	2.11	76	825,000	2.12	78
7 years to 10 years	500,000	2.84	107	530,000	2.80	109
	$5,375,000	1.81%	48	$5,185,000	1.82%	49

At December 31, 2013, our leverage multiple was 8.1x, which was an increase from our leverage multiple of 8.0x at September 30, 2013. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes.

	December 31,	September 30,
	2013	2013
Relative to Average Earning Assets During the Quarter:
Interest income earned	2.57%	2.62%
Amortization of premium	0.52	0.68
Average cost of funds on repurchase agreements and derivative instruments	1.48	1.12
Net interest rate spread	0.57%	0.82%

The following table represents our common stockholders’ equity with and without accumulated other comprehensive income (“AOCI”), which is a non-GAAP financial measure, at December 31, 2013, September 30, 2013 and December 31, 2012, respectively. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding the differences between our common stockholders’ equity including AOCI and our common stockholders’ equity without AOCI and the effect of each on our book value per share. This financial measure should not be used as a substitute in assessing the Company’s financial condition at December 31, 2013, September 30, 2013 and December 31, 2012, respectively. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	December 31,	September 30,	December 31,
	2013	2013	2012
	(in thousands)

Common stockholders’ equity without AOCI	$920,969	$935,088	$934,354
AOCI – unrealized (loss) income	(92,008)	(100,632)	79,776
Common stockholders’ equity	$828,961	$834,456	$1,014,130
Series A Preferred Stock liquidation value	47,984	47,984	46,935
Series B Preferred Stock liquidation value	25,241	25,241	26,652
Less: Series B Preferred Stock proceeds from issuance	(23,924)	(23,924)	(25,222)
Total stockholders’ equity per Balance Sheet	$878,262	$883,757	$1,062,495
Common shares outstanding	138,717	141,603	142,013
Per Share Amounts:
Common stockholders’ equity without AOCI	$6.64	$6.60	$6.58
AOCI	(0.66)	(0.71)	0.56
Common stockholders’ equity	$5.98	$5.89	$7.14

During the fourth quarter, the change in AOCI was a positive $8.6 million. This change was due primarily to an increase in the value of our swap derivatives of approximately $35.0 million and a decline in the value of our MBS of approximately $26.4 million.

SHARE REPURCHASE PROGRAM

On December 13, 2013, we announced that our board of directors had authorized the Company to acquire up to an additional 5,000,000 shares of our common stock through our share repurchase program. During the quarter ended December 31, 2013, we repurchased an aggregate of 2,971,674 shares of common stock at a weighted average price of $4.41 per share under our share repurchase program. During the quarter ended December 31, 2013, we issued an aggregate of 85,866 shares of common stock at a weighted average price of $4.90 per share under our 2012 Dividend Reinvestment and Stock Purchase Plan.

During the current quarter through February 10, 2014, we repurchased an aggregate of 1,553,414 shares at a weighted average price of $4.68 per share under our share repurchase program.

CONFERENCE CALL

We will host a conference call on Wednesday, February 12, 2014 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss fourth quarter 2013 results. The dial-in number for the conference call is 888-317-6016 for U.S. callers (international callers should dial 412-317-6016 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on February 12, 2014. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10041053. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust.

We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac.

We seek to generate income for distribution to our shareholders primarily based on the income earned from the investment of our stockholders’ equity plus the difference between the yield on our financed mortgage assets and the cost of our borrowings.

We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION

BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$8,060,567	$8,523,557
Agency MBS at fair value	462,478	668,726
Paydowns receivable	33,401	52,410
	8,556,446	9,244,693
Cash and cash equivalents	7,368	2,910
Interest and dividends receivable	23,310	25,839
Derivative instruments at fair value	22,551	111
Prepaid expenses and other	9,816	11,552
Total Assets:	$8,619,491	$9,285,105
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$30,117	$20,376
Repurchase agreements	7,580,000	8,020,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	55,914	96,144
Dividends payable on Series A Preferred Stock	1,035	1,011
Dividends payable on Series B Preferred Stock	394	414
Dividends payable on common stock	11,097	21,302
Accrued expenses and other	1,368	761
Total Liabilities:	$7,717,305	$8,197,388
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $26,652, respectively); 1,010 and 1,066 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	$23,924	$25,222
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $46,935, respectively); 1,919 and 1,877 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	$46,537	$45,447
Common Stock: par value $0.01 per share; authorized 200,000 shares, 138,717 and 142,013 issued and outstanding at December 31, 2013 and December 31, 2012, respectively	1,387	1,420
Additional paid-in capital	1,185,369	1,197,793
Accumulated other comprehensive income consisting of unrealized losses and gains	(92,008)	79,776
Accumulated deficit	(263,023)	(261,941)
Total Stockholders' Equity:	$878,262	$1,062,495
Total Liabilities and Stockholders' Equity:	$8,619,491	$9,285,105

ANWORTH MORTGAGE ASSET CORPORATION

STATEMENTS OF INCOME
(in thousands, except for per share amounts)

	For the Quarter	For the Quarter	For the Year	For the Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest on Agency MBS	$43,403	$45,010	$174,728	$195,763
Other income	13	46	56	90
	43,416	45,056	174,784	195,853
Interest expense:
Interest expense on repurchase agreements	28,258	22,069	91,690	84,720
Interest expense on junior subordinated notes	318	329	1,280	1,353
	28,576	22,398	92,970	86,073
Net interest income	14,840	22,658	81,814	109,780
Gain on sale of Agency MBS	0	4,434	9,237	4,434
Recovery on Non-Agency MBS	64	154	397	1,426
Expenses:
Management fee	(2,952)	(2,982)	(11,961)	(11,585)
Other expenses	(862)	(931)	(3,767)	(3,837)
Total expenses	(3,814)	(3,913)	(15,728)	(15,422)
Net income	$11,090	$23,333	$75,720	$100,218
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,012)	(4,142)	(4,045)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(416)	(1,594)	(1,728)
Net income to common stockholders	$9,661	$21,905	$69,984	$94,445
Basic earnings per common share	$0.07	$0.15	$0.49	$0.68
Diluted earnings per common share	$0.07	$0.15	$0.49	$0.67
Basic weighted average number of shares outstanding	140,314	142,140	142,455	138,382
Diluted weighted average number of shares outstanding	144,272	146,159	146,400	142,485

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com